EXHIBIT 32.1

Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of Atlas Air Worldwide Holdings, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), we, Jeffrey H. Erickson and Michael L. Barna, Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that to our knowledge:

     1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Date: May 15, 2006

/s/ Jeffrey H. Erickson Jeffrey H. Erickson President and Chief Executive Officer /s/ Michael L. Barna Michael L. Barna Senior Vice President and Chief Financial Officer